ASSET PURCHASE AGREEMENT


                                 By and Between
                               UNILAB CORPORATION,
                                    as Buyer


                                       and

                            MERIS LABORATORIES, INC.
                        Debtor and Debtor-in-Possession,
                                    as Seller



                         Dated as of September 16, 1998




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                                TABLE OF CONTENTS
                                                                        Page

ARTICLE I.   DEFINITIONS; INTERPRETATIONS..................................1
         1.1   Definitions.................................................1
         1.2   Interpretation..............................................6

ARTICLE II.   PURCHASE AND SALE OF ASSETS..................................6
         2.1   Purchase and Sale of Assets.................................6
                (a)   Leasehold Property...................................7
                (b)   Tangible Personal Property...........................7
                (c)   Inventory............................................7
                (d)   Accounts Receivable..................................7
                (e)   Computer System......................................7
                (f)   Books, Records and Written Materials.................7
                (g)   Supplier and Advertising Materials...................7
                (h)   Customer List........................................8
                (i)   Intellectual Property Rights.........................8
                (j)   Goodwill.............................................8
                (k)   Assumed Contracts....................................8
                (l)   Permits and Approvals................................8
                (m)   Prepaid Expenses.....................................8
                (n)   Seller's Warranties..................................8
                (o)   Insurance Policies and Proceeds......................8
                (p)   Testing Orders.......................................9
                (q)   Other Assets.........................................9
         2.2   Excluded Assets.............................................9
                (a)   Cash.................................................9
                (b)   Retained Expenses....................................9
                (c)   Retained Accounts Receivable.........................9
                (d)   Corporate Records....................................9
                (e)   Claims...............................................9
                (f)   Certain Contracts....................................9
                (g)   Settlement Agreement.................................9
                (h)   Tax Attributes......................................10
         2.3   Inspections; Warranties as to Condition....................10
         2.4   Remittance Obligation......................................10
ARTICLE III.   LIABILITIES................................................10
         3.1   Retention of Liabilities...................................10
                (a)   Pre-Closing.........................................10
                (b)   Employees...........................................11
                (c)   Indebtedness........................................11
                (d)   Litigation..........................................11
                (e)   Product, Environmental and Safety-Liability.........11
                (f)   Taxes...............................................11
                (g)   Liabilities Relating to Excluded Assets.............11
                (h)   Government Settlement Agreement.....................11
                (i)   Assumed Contracts...................................12
         3.2   Assumed Liabilities........................................12
                (a)   Assumed Contracts...................................12
                (b)   Repair Obligations..................................12
                (c)   Transferred Permits.................................12
                (d)   Retained Employees..................................12

ARTICLE IV.   PURCHASE PRICE..............................................12
         4.1   Purchase Price.............................................12
                (a)   Convertible Note....................................13
                (b)   Cash Payment........................................13
         4.2   Purchase Price Adjustment..................................13
         4.3   Prorations and Reimbursements..............................13
                (i)   Utility Charges.....................................13
                (ii)   Fee Payments.......................................13
                (iii)   Tax Payments......................................13
         4.4   Transfer Taxes.............................................14

ARTICLE V.   CLOSING......................................................14
         5.1 Closing......................................................14
         5.2   Documents to be Delivered by Seller........................14
                (a)   Resolutions and Actions.............................14
                (b)   Bankruptcy Court Orders.............................14
                (c)   Bill of Sale and Assignment and Assumption Agreement.14
                (d)   Assignment of Intellectual Property.................14
                (e)   Certificate Regarding Conditions....................15
                (f)   Incumbency Certificates.............................15
                (g)   Good Standing Certificates..........................15
                (h)   Opinion of Counsel for Seller.......................15
                (i)   Registration Rights Agreement.......................15
         5.3   Documents to be Delivered by Buyer.........................15
                (a)   Resolutions.........................................15
                (b)   Certificate Regarding Conditions....................15
                (c)   Bill of Sale and Assignment and Assumption Agreement..15
                (d)   Convertible Note.....................................15
                (e)   Good Standing Certificate............................15
                (f)   Incumbency Certificate...............................16
                (g)   Opinion of Counsel for Buyer.........................16
                (h)   Registration Rights Agreement........................16

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES...............................16
         6.1   Representations and Warranties of Seller....................16
                (a)   Organization and Standing; Power and Authority.......16
                (b)   Title to the Acquired Assets. Etc....................16
                (c)   Assumed Contracts....................................17
                (d)   Receivables..........................................17
                (e)   Regulatory Compliance................................17
                (f)   Brokers, Finders and Agents..........................17
                (g)   Intellectual Property................................18
                (h)   Permits..............................................18
                (i)   Labor Matters........................................19
                (j)   Environmental and Safety Compliance..................19
                (k)   Underground Storage Tanks............................19
                (l)   Approvals............................................20
                (m)   Books and Records....................................20
                (n)   Copies of Documents..................................20
                (o)   Investment Purpose...................................20
                (p)   Accredited Investor Status...........................20
                (q)   Reliance on Exemptions...............................20
                (r)   No Governmental Review...............................20
                (s)   Transfer or Resale...................................21
                (t)   Legends..............................................21
                (u)   No Material Misstatements............................22
                (v)   Litigation...........................................22
                (w)   Conflicts; Defaults..................................22
                (x)   Insurance............................................23
         6.2   Representations and Warranties of Buyer.....................23
                (a)   Organization and Standing; Corp Power and Authority...23
                (b)   Conflicts; Defaults..................................23
                (c)   Issuance of Convertible Note.........................24
                (d)   SEC Documents; Financial Statements..................24
                (e)   No Integrated Offering...............................25
                (f)   Brokers, Finders and Agents..........................25
                (g)   Litigation...........................................25
                (h)   Capitalization.......................................25
                (i)   Absence of Certain Changes...........................26
                (j)   Title................................................26
                (k)   Insurance............................................26
                (l)   Permits..............................................26

ARTICLE VII.   CONDITIONS TO CLOSING.......................................26
         7.1   Conditions to Buyer's Obligations...........................26
                (a)   Sales Procedures Order...............................27
                (b)   Sale Order...........................................27
                (c)   Representations and Warranties.......................27
                (d)   Covenants............................................27
                (e)   Material Adverse Effect..............................27
                (f)   No Injunction........................................27
                (g)   Certificate of Seller................................27
                (h)   Hart-Scott-Rodino....................................28
                (i)   Berkeley Leases......................................28
                (j)   Leases...............................................28
                (k)   Other Documents......................................28
         7.2   Conditions to Seller's Obligations..........................28
                (a)   Sales Procedures Order...............................28
                (b)   Sale Order...........................................28
                (c)   Representations and Warranties.......................28
                (d)   Covenants............................................28
                (e)   No Injunction........................................29
                (f)   Certificate of Buyer.................................29
                (g)   Hart-Scott-Rodino....................................28
                (h)   Other Documents......................................29

ARTICLE VIII. COVENANTS OF SELLER..........................................29
         8.1   Bankruptcy Court Matters....................................29
                (a)   Sales Procedures Order; Sale Order...................29
                (b)   Objections...........................................29
                (c)   Appeals..............................................30
                (d)   Compliance with Orders...............................30
         8.2   Termination Fee.............................................30
         8.3   Conduct of Business.........................................30
                (a)   Sale of Assets.......................................30
                (b)   Commitments..........................................31
                (c)   Contract Rights, Etc.................................31
                (d)   Encumbrances.........................................31
                (e)   Representations and Warranties.......................31
         8.4   Access; Information; Permits................................31
                (a)   Access...............................................31
                (b)   Current Information..................................31
         8.5   Closing.....................................................32
         8.6   Confidentiality.............................................32
         8.7   Inventories.................................................32
         8.8   No Shopping or Disclosure...................................32
         8.9   HSR Act.....................................................33
         8.10   Tail Insurance.............................................33
         8.11   Audited Financial Statements...............................33

ARTICLE IX.   COVENANTS OF BUYER...........................................33
         9.1   Representations and Warranties..............................33
         9.2   Confidentiality.............................................34
         9.3   Closing.....................................................34
         9.4   Reservation of Shares.......................................34
         9.5   Financial Information.......................................34
         9.6   Default in Cash Payment.....................................34
         9.7   HSR Act.....................................................34

ARTICLE X.   CERTAIN ADDITIONAL COVENANTS..................................35
         10.1   Expenses; Bulk Sales.......................................35
         10.2   Press Releases.............................................35
         10.3   Employee Matters...........................................35
                (a)   Employee Benefits....................................35
                (b)   Employment at Closing................................35
                (c)   Employee Information.................................36
         10.4   Customer List..............................................36
         10.5   Further Assurances.........................................36
ARTICLE XI.   INDEMNITY....................................................36
         11.1   Indemnification by Buyer...................................36
         11.2   Indemnification by Seller..................................37

ARTICLE XII.   TERMINATION.................................................37
         12.1   Termination................................................37
                (a)   Mutual Consent.......................................37
                (b)   Sellers' Misrepresentation or Breach.................37
                (c)   Accession Termination Event..........................37
                (d)   Buyer Misrepresentation or Breach....................38
                (e)   Failure to Consummate Sale...........................38
         12.2   Effect of Termination......................................38

ARTICLE XIII.   MISCELLANEOUS..............................................38
         13.1   Survival...................................................38
         13.2   Amendments.................................................38
         13.3   Matters Relating to Accounts Receivable, Etc...............38
         13.4   Entire Agreement...........................................39
         13.5   Governing Law..............................................39
         13.6   Notices....................................................39
         13.7   Counterparts...............................................40
         13.8   Assignment.................................................40
         13.9   Waivers....................................................41
         13.10   Third Parties.............................................41
         13.11   Schedules and Exhibits....................................41
         13.12   Headings..................................................41
         13.13   Effective Time............................................41
         13.14   Absence of Breach.........................................41
         13.15.   Access to Records........................................41


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                                    SCHEDULES


2.1(a)                  Leasehold Property
2.1(b)                  Tangible Personal Property
2.1(i)                  Intellectual Property
2.1(k)                  Assumed Contracts
2.1(l)                  Permits
2.2(b)                  Excluded Prepaid Expenses
2.2(c)                  Excluded Accounts Receivable
2.2(e)                  Excluded Claims
6.1(b)                  Permitted Liens
6.1(c)                  Material Contracts
6.1(d)                  Accounts Receivable
6.1(e)                  Regulatory Compliance
6.1(i)                  Labor Matters
6.1(j)                  Environmental and Safety Compliance
6.1(k)                  Underground Storage Tanks
6.1(v)                  Litigation
6.2(h)                  Capitalization
6.2(i)                  Certain changes
6.2(j)                  Title
7.1(i)                  Berkeley Leases
7.1(j)                  Transition Leases


                                    EXHIBITS
Exhibit A               Convertible Note
Exhibit B               Registration Rights Agreement
Exhibit C               Sales Procedures Order
Exhibit D               Agreement Not To Solicit






                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT, dated as of September 16, 1998, is made by and between UNILAB CORPORATION, a Delaware corporation (the "Buyer"), and MERIS LABORATORIES, INC., a California corporation, as debtor and debtor in possession (the "Seller").


                                               W I T N E S S E T H:

                  WHEREAS, Seller is engaged in the business of providing clinical laboratory testing services (the "Business");

                  WHEREAS, on November 18, 1997, Seller commenced a bankruptcy case, Case No. LA 97-54128-ER (the "Chapter 11 Case"), under chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court");

                  WHEREAS, Seller continues to operate its business as debtor in possession in the Chapter 11 Case;

                  WHEREAS, Seller desires to sell, assign, convey, transfer and deliver ("Transfer") upon the terms and subject to the conditions set forth in this Agreement the Acquired Assets (as hereinafter defined) to Buyer;

                  WHEREAS, Buyer desires to purchase and acquire from Seller all of Seller's right, title and interest in the Acquired Assets and in connection therewith Buyer is willing to assume certain liabilities of the Seller relating to the Business, all on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, subject to the terms and conditions contained herein, hereby agree as follows:


                     ARTICLE I. DEFINITIONS; INTERPRETATIONS

                  1.1 Definitions. As used in this Agreement the following terms have the indicated meanings:

                  "1934 Act" shall have the meaning set forth in Section 6.2(d).

                  "1933 Act" shall have the meaning set forth in Section 6.1(o).

                  "Affiliate" means any Person that directly, or indirectly through one or more entities, controls or is controlled by, or is under control with, the Person specified.

                  "Agreement" means this Asset Purchase Agreement, including the Exhibits and Schedules hereto.

                  "Accession" means the receipt and log-in by the Seller or Buyer, as the case may be, from a client of a specimen of blood, tissue or urine for clinical laboratory testing by the Seller or Buyer, respectively. For purposes of clarification, it is acknowledged that a single Accession may result in multiple individual tests.

                  "Accession Reduction" means, with respect to any period, the amount, if any, by which (a) the Base Average Daily Accessions exceeds (b) the Subsequent Average Daily Accessions in respect of such period.

                  "Accession Reduction Percentage" means, with respect to any period, the quotient, expressed as a percentage, equal to (a) the Accession Reduction for such period divided by (b) the Base Average Daily Accession, rounded down to the nearest whole number.

                  "Accession Termination Event" means, for any two week period ending on or after November 2, 1998, the existence of an Accession Reduction Percentage measured with respect to such period greater than ten (10%) percent.

                  "Acquired Assets" shall have the meaning set forth in
Section 2.1.

                  "Antitrust Division" shall have the meaning set forth in
Section 8.9.

                  "Assumed Contracts" shall have the meaning set forth in
Section 2.1(k).

                  "Assumed Liabilities" shall have the meaning set forth in
Section 3.2.

                  "Average Daily Accessions" means, for any period, the quotient equal to (a) the total number of Accessions of the Seller on the Business Days during such period divided by (b) the number of Business Days during such period.

                  "Average Daily Unilab Accessions" means, for any period, the quotient equal to (a) the total number of Accessions of the Buyer on the Business Days during such period from customers that were, as of the date of this Agreement, customers of Seller and not Buyer, divided by (b) the number of Business Days during such period.

                  "Bankruptcy Code" shall have the meaning set forth in the recitals.

                  "Bankruptcy Court" shall have the meaning set forth in the recitals.

                  "Base Average Daily Accessions" means the Average Daily Accessions for the thirty day period ending on September 19, 1998.

                  "Business" shall have the meaning set forth in the recitals.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close. Notwithstanding the foregoing, the following days shall not constitute Business Days: September 8 through 11, 1998, November 23 through 27, 1998 and December 21 through 31, 1998.

                  "Buyer" shall have the meaning set forth in the preamble.

                  "Buyer Agreements" shall have the meaning set forth in
Section 6.2(a).

                  "Buyer Material Adverse Effect" means an occurrence of any event or condition that would (i) have a material adverse effect on the transactions contemplated hereby, (ii) adversely affect the validity or enforceability of, or the authority or ability of Buyer to perform its obligations under, this Agreement, the Registration Rights Agreement, the Convertible Note or any of the documents contemplated herein or (iii) have a material adverse effect on the business, financial condition or results of operations of Buyer and its subsidiaries taken as a whole or the use by Buyer of its assets.

                  "Cash Payment" shall have the meaning set forth in Section 4.1(b).

                  "Chapter 11 Case" shall have the meaning set forth in the recitals.

                  "Claim" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code and shall include, without limitation, any claim of any Governmental Authority relating to any violation of any law.

               "Closing" shall have the meaning set forth in Section 5.1.

               "Closing Date" shall have the meaning set forth in Section 5.1.

               "Common Stock" means the common stock, par value $.01 per share, of Buyer.

                  "Conversion Shares" means the shares of Common Stock issued upon conversion of the Convertible
Note.

                  "Convertible Note" shall have the meaning set forth in
Section 4.1(a).

                  "Customer List" shall have the meaning set forth in
Section 2.1(h).

                  "Employee Liabilities" means any payments or liabilities for wages or compensation, and payments or liabilities relating to or arising under severance, bonus, retirement, pension, insurance, medical, disability, profit-sharing or deferred compensation plans or agreements, employee vacation or health benefits, paid time off, state and federal civil rights or employment laws, including, without limitation, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and the Americans with
Disability Act of 1991, any employee pension, benefit or welfare plan, as defined in the Employee Retirement Income Security Act of 1974, as amended, or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, pension, profit-sharing, deferred compensation or other similar plan, agreement or arrangement.

                  "Employees" means any persons employed in the Business at any time prior to the Closing Date.

                  "Environmental Law" shall have the meaning set forth in
Section 6.1(j).

                  "Excluded Assets" shall have the meaning set forth in
Section 2.2.

                  "FTC" shall have the meaning set forth in Section 8.9.

                  "Governmental Authority" means any court, any governmental body, department, agency or instrumentality, or any other regulatory or administrative agency or commission, domestic or foreign.

                  "Hazardous Materials" shall have the meaning set forth in
Section 6.1(j).

                  "HSR Act" shall have the meaning set forth in Section 6.1(l).

                  "Intellectual Property Rights" shall have the meaning set forth in Section 2.1(i).

              "Inventory" shall have the meaning set forth in Section 2.1(c).

                  "Leases" shall have the meaning set forth in Section 2.1(a).

                  "Liens"  means  any  and  all  mortgages,   pledges,  security
interests, encumbrances, liens, offset, recoupments or charges of any kind whatsoever.

                  "Permits"  means  licenses  from  a  Governmental   Authority,
permits, approvals, franchises, authorizations, variances, waivers or consents.

                  "Permitted Liens" shall have the meaning set forth in
Section 6.1(b).

                  "Person" means any natural person or any entity, including, without limitation, any limited liability company, trust, corporation, joint stock association, partnership, firm, sovereign entity, government or other entity (including Governmental Authorities).

                  "Prepaid Expenses" shall have the meaning set forth in
Section 2.1(m).

                  "Purchase Price" shall have the meaning set forth in
Section 4.1.

                  "Purchase Price Reduction Amount" means, upon the occurrence of a Purchase Price Reduction Event, the amount set forth in the chart below opposite the actual Accession Reduction Percentage for the two week period ending two days prior to the Closing Date:

         Accession Reduction Percentage     Purchase Price Reduction Amount

                      3%                              $500,000
                      4%                               710,000
                      5%                               920,000
                      6%                             1,130,000
                      7%                             1,340,000
                      8%                             1,550,000
                      9%                             1,760,000
                      10% or greater                 2,000,000

                  "Purchase Price Reduction Event" means the existence of an Accession Reduction Percentage, for the two week period ending two days prior to the Closing Date, equal to or greater than three (3%) percent.

                  "Records" shall have the meaning set forth in Section 2.1(f).

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated the Closing Date, by and between Buyer and Seller substantially in the form of Exhibit B hereto.

                  "Retained Employees" shall have the meaning set forth in
Section 10.3(b).

                  "Retained Liabilities" shall have the meaning set forth in
Section 3.1.

                  "Rule 144" shall have the meaning set forth in Section 6.1(s).

                  "Sale Order" shall have the meaning set forth in
Section 7.1(b).

                  "Sale Procedures Order" shall have the meaning set forth in
Section 7.1(a).

                  "SEC" means the United States Securities and Exchange
Commission

                  "SEC Documents" shall have the meaning set forth in
Section 6.2(d).

                  "Securities" means the Convertible Note and the Conversion Shares.

                  "Seller" shall have the meaning set forth in the preamble.

                  "Seller Agreements" shall have the meaning set forth in
Section 6.1(a).

                  "Seller Material Adverse Effect" means the occurrence of any event or condition between the date hereof and the Closing Date that (a) constitutes a breach of the covenants set forth in Section 8.3 hereof that is material and adverse to the results of operations, financial condition or business of the Seller, taken as a whole, or (b) materially impairs the use or ownership by Seller of the Acquired Assets, taken in the aggregate, or the ability of the parties to consummate the transactions contemplated by this Agreement.

                  "Subsequent Average Daily Accessions" means, for any period, the sum of (a) the Average Daily Accessions for such period plus (b) the Average Daily Unilab Accessions for such period .

                  "Termination Fee" shall have the meaning set forth in
Section 8.2.

                  "Transfer" shall have the meaning set forth in the recitals.

                  "Transferred Permits" shall have the meaning set forth in
Section 2.1(l).

                  "WARN" means the Worker Adjustment Retraining and Notification Act, as amended, and any other successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  1.2 Interpretation. In this Agreement, unless the context otherwise requires:

                  (a)      the singular includes the plural and vice versa;

                  (b) reference to any Person includes such Person's permitted successors and assigns;

                  (c) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

                  (d) reference to any Schedule or Schedules hereto means such Schedule or Schedules as it or they may be updated or supplemented pursuant to Section 13.11;

                  (e) "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section hereof;

                  (f)   "including"   means  including   without   limiting  the
         generality of any description preceding such term; and

                  (g) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding."


                     ARTICLE II. PURCHASE AND SALE OF ASSETS

                  2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions contained herein, and on the basis of the representations, warranties, covenants, obligations and agreements set forth in this Agreement, at the Closing, Seller shall Transfer to Buyer, and Buyer shall purchase and acquire from Seller, the following assets, properties, rights and interests of Seller, as the same shall exist as of the Closing Date (such assets, properties, rights and interests being hereinafter collectively called "Acquired Assets"):

                  (a) Leasehold Property. All leases and subleases of real and personal property listed and described on Schedule 2.1(a) attached hereto (the "Leases") together with Seller's interests in all leasehold and other improvements thereon;

                  (b) Tangible Personal Property. All of Seller's machinery, equipment (including laboratory equipment), tools, furniture, motor vehicles, and other tangible personal property, including, without limitation, all tangible personal property set forth on Schedule 2.1(b) attached hereto;

                  (c) Inventory. All of Seller's inventories of products, work-in-process, finished goods, raw materials, and testing laboratory related materials, supplies and parts (collectively, "Inventory");

                  (d) Accounts Receivable. Except as set forth on Schedule 2.2(c) hereto, all accounts and notes receivable of and other indebtedness owed to Seller on the Closing Date and any security or collateral relating thereto, including, without limitation, any payments due to Seller from any Governmental Authority or other Person pursuant to any governmental or private reimbursement programs;

                  (e)  Computer  System.   All  computers,   computer   systems,
         hardware, software (to the extent transferable), programs (to the extent transferable), disks, peripherals and related items;

                  (f) Books, Records and Written Materials. Except as set forth in Section 2.2(d), all of Seller's books, documents and records (including any of such records produced by third parties for Seller), including, without limitation, all medical case records (including, without limitation, PAP records and slides and chain of custody records), files, correspondence, production, inventory, accounting, financial and employment records, technical, accounting, manufacturing and procedural manuals, studies, reports or summaries relating to environmental matters, invoices, forms, designs, diagrams, drawings, data, records and any confidential or other business information which has been reduced to writing or other medium (including computer disk) (collectively, "Records");

                  (g) Supplier and Advertising Materials. All of Seller's supplier, marketing, promotional and advertising materials, including, without limitation, all catalogs, brochures, plans, supplier lists, manuals, handbooks, labels and packaging;

                  (h) Customer List. To the extent reasonably available from Records as they exist on the date hereof, a list of all Persons to whom or to which Seller has provided clinical testing services, at any time on or prior to the Closing Date (individually, a "Customer" and collectively, the "Customers"), along with related information as to the date, unit and dollar volume of such sales, the type of service furnished and other relevant marketing and product information for each Customer (the "Customer List");

                  (i) Intellectual Property Rights. All of Seller's intellectual property, trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses from a third party other than a Governmental Authority, trade secrets, know-how and rights, to the extent transferable (collectively "Intellectual Property Rights"), including, without limitation, those items described in Schedule 2.1(i) attached hereto, to the extent transferable;

                  (j)      Goodwill.  The goodwill of the Business;

                  (k) Assumed Contracts. All rights and benefits of Seller in, to or under, including, without limitation, any rights of offset or set-off, (i) the Leases listed on Schedule 2.1(a) attached hereto and
         (ii) the contracts listed on Schedule 2.1(k) attached hereto (the foregoing Leases and contracts are collectively referred to hereinafter as the "Assumed Contracts"), each of which shall be assumed by Seller in accordance with Section 365 of the Bankruptcy Code and assigned to Buyer in accordance therewith;

                  (l) Permits and Approvals. All Permits issued to Seller by any Governmental Authority, including, without limitation, those listed on
         Schedule 2.1(l) attached hereto, to the extent transferable (the "Transferred Permits");

                  (m) Prepaid Expenses. Except as set forth on Schedule 2.2(b) or in Sections 2.2(b) and 4.3, all of Seller's rights arising from advance payments, prepaid expenses, prepaid rents, surety accounts, deposits and credits (including, without limitation, deposits and credits with utilities and suppliers) (collectively, the "Prepaid Expenses");

                  (n) Seller's Warranties. Except as set forth in Section 2.2(e), all of Seller's rights, Claims, credits, causes of action or rights of set-off against third parties relating to the Acquired Assets, including without limitation, any rights under manufacturers' and vendors warranties;

                  (o) Insurance Policies and Proceeds. Except where the affected property has been repaired or replaced by Seller prior to the Closing Date, all policy rights and proceeds payable under any insurance policy covering the Acquired Assets;

                  (p) Testing Orders. All clinical testing orders not fully performed as of the Closing Date; and

                  (q) Other Assets. Except as expressly excluded in Section 2.2, all other assets, rights and interests of every kind and description of Seller, wherever situated and whether or not relating to the Business or other businesses of Seller, to the extent transferable.

                  2.2 Excluded Assets. Notwithstanding any other provision of this Agreement, the following rights, properties and assets (collectively, the "Excluded Assets") are specifically excluded from Acquired Assets and shall be retained by Seller at the Closing, as the same shall exist as of the Closing Date;

                  (a) Cash. Except as expressly included in the Acquired Assets pursuant to Section 2.1(d), (k), (m) and (o) all of Seller's cash on hand or on deposit, certificates of deposit, time deposits, commercial paper, treasury bills, notes and other securities or similar items, including, without limitation, deposits that are security or collateral for Seller's obligations to third parties;

                  (b) Retained Prepaid Expenses. All funds arising from any Prepaid Expense set forth on Schedule 2.2(b) to the extent that the Seller is entitled to or receives any return of any such Prepaid Expense.

                  (c) Retained Accounts Receivable. All accounts receivable and notes receivable set forth on Schedule 2.2(c) hereto;

                  (d) Corporate Records. Seller's corporate minute books and stock transfer books and other books and records relating to the Excluded Assets and employees of Seller other than Retained Employees (the "Retained Records");

                  (e) Claims. All rights of action, Claims and causes of action of Seller and Seller's estate listed on Schedule 2.2(e), and the proceeds thereof, all rights of action, Claims and causes of action of Seller and the Seller's estate arising under or out of Sections 542, 544, 545, 547, 548, 549 or 550 of the Bankruptcy Code, and the proceeds thereof and all other rights of action or offset, Claims and causes of action of Seller not transferable to Buyer, and the proceeds thereof;

                  (f) Certain Contracts. All rights and benefits of Seller in, to and under Leases and contracts (including insurance policies) that are not expressly included among the Acquired Assets pursuant to Section 2.1(a), (k) and (o);

                  (g) Settlement Agreement. (i) All rights and benefits of Seller in, to and under that certain Settlement Agreement, dated as of October 7, 1997, by and among Seller, Chris C. Riedel, Marcia Prendergast Riedel, Stephen B. Kass, Henry E. Bose, David Allison, John
         P. Billingsley, John E. Swartzberg, Morgan W. Davis, Richard L. Oken, Walter G. Woodbury, John J. DiPietro, Manish Patel, William Neeley, Donald McGovern and Price Waterhouse LLP including, without limitation, the proceeds payable to Seller under such Settlement Agreement, and
         (ii) all rights of action, Claims and causes of action of Seller and Seller's estate that relate to or arise out of the "Litigations," as defined in such Settlement Agreement; and

                  (h) Tax Attributes. All net operating losses and other tax attributes of Seller.

                  2.3 Inspections; Warranties as to Condition. Subject to satisfaction of the conditions contained in Article VII of this Agreement, Buyer shall accept the Acquired Assets as they exist on the Closing Date, based upon its own inspection thereof prior to the date hereof and without reliance upon any representations or warranties made by or on behalf of Seller other than the representations and warranties of Seller set forth in Section 6.1 of this Agreement.

                  2.4 Remittance Obligation. From and after the Closing Date, any amount (other than on account of the Excluded Assets) received by Seller with respect to the Acquired Assets including, without limitation, the accounts receivable described in Section 2.1(d) shall be held in trust and remitted by Seller to Buyer as promptly as practicable. From and after the Closing Date, any amounts received by Buyer with respect to the Excluded Assets including, without limitation, amounts representing any Prepaid Expenses retained by Seller under
Section 2.2(b) shall be held in trust and remitted by Buyer to Seller as promptly as practicable. Buyer and Seller shall each be entitled to request and receive, on reasonable advance notice, supporting documentation confirming the accuracy of such remitted amounts.


                            ARTICLE III. LIABILITIES

                  3.1 Retention of Liabilities.  Except as expressly provided in
Section 3.2 hereof, Seller shall retain, and Buyer shall not assume or be responsible or liable with respect to, any Claims against or any liabilities or obligations of Seller, whether or not relating to the Business, whether fixed, contingent or otherwise, whether presently existing or arising hereafter, and whether known or unknown (collectively, "Retained Liabilities"), including, without limitation, the liabilities and obligations of Seller, if any, for the following (all of which will constitute Retained Liabilities):

                  (a) Pre-Closing. All liabilities and obligations of Seller relating to or based on events or conditions occurring or existing prior to the Closing Date, whether or not in connection with, or arising out of, the Business as operated by Seller, or the ownership, possession or use of the Acquired Assets by Seller;

                  (b) Employees. Any liability, cost, expense or obligation incurred or which has become due and payable on or prior to the Closing Date or arising thereafter in respect of Seller's employment of or failure to employ or to continue to employ Employees, or for any Employee Liabilities, or Claims relating to employee health and safety, including Claims for injury, sickness, disease or death of any person;

                  (c) Indebtedness. Any liability, Claim or obligation with respect to any indebtedness, accounts payable or other liabilities of Seller;

                  (d) Litigation. Any liability, Claim or obligation relating to any litigation, legal proceeding or governmental investigation or regulatory investigation pending on the Closing Date, or instituted thereafter, to the extent based on events or conditions occurring or existing in connection with, or arising out of, the activities of Seller, or the Seller's ownership, possession or use of Seller's property, including, without limitation, the Acquired Assets by Seller;

                  (e) Product, Environmental and Safety Liability. Any liability, Claim or obligation to the extent based on events or conditions occurring or existing prior to the Closing Date, and relating to any of the following: (i) disputes arising out of services rendered by Seller prior to the Closing Date, including, without limitation, Claims for refunds, returns, personal injury and property damage, (ii) Claims, if any, based on the transport, treatment or disposal of Hazardous Materials by Seller prior to the Closing or (iii) compliance or noncompliance by Seller with any laws or regulations relating to the matters specified in clauses (i) or (ii) of this
         Section 3.1(e) or to any Environmental Law;

                  (f) Taxes. Subject to Sections 4.3 and 4.4, any liability or obligation of Seller for any federal, state or local taxes (or any interest or penalties thereon), including, without limitation, (i) all income, franchise and property taxes, including, without limitation, taxes attributable to the sale of inventory and employee withholding, FICA or unemployment tax obligations, and (ii) capital gain, income and other taxes imposed on the Acquired Assets;

                  (g) Liabilities Relating to Excluded Assets. Any liability or obligation to the extent relating to or based on events or conditions occurring or existing in connection with, or arising out of, the Excluded Assets;

                  (h) Government Settlement Agreement. Any liabilities and obligations of Seller in, to and under that certain agreement dated February 4, 1997 by and among the United States of America acting through the Department of Justice, the Office of the Inspector General of the United States Department of Health and Human Resources, the State of California acting through its Department of Justice, Janice Prendergast, Julia Silveira and Seller, including any and all amendments, addenda, exhibits and schedules attached thereto or incorporated therein by reference; and

                  (i) Assumed Contracts. Liabilities, obligations and commitments arising or accrued under the Assumed Contracts before the Closing Date and required to be paid pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code.

                  3.2 Assumed Liabilities. From and after the Closing, Buyer shall assume and agree to pay, perform and discharge when due the following, and only the following, liabilities and obligations of Seller as of the Closing Date, subject, in each case, to any and all Claims and defenses of Seller (collectively, "Assumed Liabilities"):

                  (a) Assumed Contracts. Liabilities, obligations and commitments of Seller under the Assumed Contracts acquired by or assigned to Buyer pursuant to Section 2.1 arising on or after the Closing Date;

                  (b) Repair Obligations. Obligations with respect to the repair or replacement (due to events occurring prior to the Closing Date) of Acquired Assets as to which Buyer is entitled to insurance proceeds under Section 2.1(o);

                  (c) Transferred Permits. Liabilities, obligations and commitments of Seller for the period from and after the Closing Date under the Transferred Permits included in the Acquired Assets and acquired by Buyer pursuant to Section 2.1; and

                  (d) Retained Employees. Any liability or obligation accrued but unpaid as of the Closing Date for vacation, sick payments, severance or other paid time off only, due to or with respect to any Retained Employees in respect of employment with Seller prior to the Closing Date and any liability under WARN with respect to Retained Employees and any other employee of Seller of whom Buyer requests in writing that Seller continue employment for any period after the Closing Date.


                           ARTICLE IV. PURCHASE PRICE

                  4.1 Purchase Price. Subject to Section 4.2 and the other terms and conditions hereof, in full consideration for the Transfer of the Acquired Assets and the representations, warranties and the other undertakings of Seller contained herein, at the time of the Closing, (i) Buyer shall assume the Assumed Liabilities, and (ii) Buyer shall deliver and pay a total purchase price, subject to the proration adjustments set forth in Section 4.3 and, if applicable
Section 11.2(b), of $16,520,000 (the "Purchase Price"), payable as follows:

                  (a) Convertible Note. Delivery by Buyer of a convertible subordinated promissory note of Buyer in the principal amount of $14,000,000, bearing interest on the outstanding balance thereof at the rate of 7.5% per annum, and substantially in the form of Exhibit A attached hereto (the "Convertible Note").

                  (b) Cash Payment. Delivery by Buyer to Seller of $2,520,000 (the "Cash Payment"), payable in seventy-two (72) equal monthly installments of $35,000 and payable on the first Business Day of each month, commencing with the first calendar month immediately following the Closing Date.

                  4.2 Purchase Price Adjustment. (a) If, as of the Closing Date, a Purchase Price Reduction Event has occurred, the amount of the Purchase Price shall be reduced by an amount equal to the applicable Purchase Price Reduction Amount. The Purchase Price Reduction Amount shall be applied to reduce the installments of the Cash Payment, commencing with the first scheduled payment.

                  (b) In the event that Seller fails to deliver the audited financial statements as required under Section 8.11 on or prior to the date that is 60 days after the Closing Date, the Purchase Price shall be reduced by $2,000,000, which reduction shall be applied by reducing the principal amount of the Convertible Note.

                  4.3 Prorations and Reimbursements. The charges, payments, taxes and assessments and other obligations in respect of the following items shall be prorated as of the Closing Date between Seller and Buyer based on the number of days of such relevant period before the Closing Date and the number of days of such relevant period after the Closing Date:

                  (i) Utility Charges. All water, electricity and other utility charges, if any, applicable to the Seller's place of business to the extent that final meter readings and billings cannot be arranged;

                  (ii) Fee Payments. All payments of fees, rents for periods after the Closing (other than security deposits) or other obligations in respect of the Transferred Permits or Assumed Contracts; and

                  (iii) Tax Payments. All real property taxes, personal property taxes and similar obligations levied with respect to the Acquired Assets or operation of the Business for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between the Seller and Buyer; provided, however, that the amount payable by Seller shall not take into account any increases in such taxes occurring after the Closing Date.

Buyer and Seller shall use their reasonable best efforts to calculate all prorations at or prior to the Closing. Upon approval by Buyer and Seller, such calculations shall be binding and conclusive. The net amount of such prorations shall, upon becoming known, be subtracted from the first installment or installments of the Cash Payment if Buyer is entitled to a credit therefor, or added to the first installment of the Cash Payment if Seller is entitled to a credit therefor.

                  4.4 Transfer Taxes. To the extent applicable, the parties agree that Seller and Buyer shall each pay fifty percent (50%) of any taxes attributable to or resulting or arising from the transfer to Buyer of the Acquired Assets; provided, however, that the respective parties shall remain solely responsible for any federal, state or local taxes imposed upon them arising out of any income or gains associated with such transfer.


                               ARTICLE V. CLOSING

                  5.1 Closing. As used in this Agreement, "Closing" shall mean the time at which Seller consummates the Transfer of the Acquired Assets to Buyer and Buyer assumes the Assumed Liabilities as provided herein by the execution and delivery of the documents and instruments referred to in Section
5.2 by Seller  against  delivery by Buyer of the  Purchase  Price as provided in
Article IV and execution and delivery by Buyer of the documents and instruments referred to in Section 5.3. In the absence of the prior termination of this Agreement by Buyer or Seller in accordance with Article XI, the Closing shall take place at the offices of Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, Los Angeles, California 90017, at 10:00 a.m. (Los Angeles time) on (a) the later of (i) the first Business Day that is one (1) calendar week after entry by the Bankruptcy Court of the Sale Order and (ii) the first date on which all of the conditions set forth in Article VII hereof have been satisfied or waived, or (b) such other date as may be mutually agreed upon by Buyer and Seller (the "Closing Date").

                  5.2 Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer:

                  (a) Resolutions and Actions. Certified copies of the resolutions of the Board of Directors of the Seller authorizing and approving this Agreement and all other transactions and agreements contemplated hereby;

                  (b) Bankruptcy Court Orders. Certified copies of the Sale Procedures Order and the Sale Order;

                  (c) Bill of Sale and Assignment and Assumption Agreement. A bill of sale and separate assumption agreement dated as of the Closing Date, in form and substance reasonably acceptable to Buyer transferring the Acquired Assets to Buyer, free and clear of any and all Liens and Claims other than Permitted Liens, and relating to the assumption of the Assumed Liabilities;

                  (d) Assignment of Intellectual Property. Instruments of assignment to Buyer of all trademarks, trade names, service marks and patents, if any (and all applications for, and extensions and reissuances of, any of the foregoing and rights therein), identified on
         Schedule 2.1(i);

                  (e) Certificate Regarding Conditions. The certificate required by Section 7.1(g);

                  (f) Incumbency Certificates. Incumbency Certificates of the officers of Seller;

                  (g) Good Standing Certificate. A good standing certificate for Seller from the Secretary of State of California, dated not more than 10 days prior to the Closing Date;

                  (h) Opinion of Counsel for Seller. The opinion of Milbank, Tweed, Hadley & McCloy, counsel for Seller, dated the Closing Date, in form and substance reasonably acceptable to Buyer;

                  (i) Registration Rights Agreement. The Registration Rights Agreement, duly executed by Seller; and

                  (j) Such other documents as may be reasonably requested by Buyer to effectuate the transactions contemplated by this Agreement.

                  5.3 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, to Seller:

                 (a) Resolutions. Certified copies of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and all other transactions and agreements contemplated hereby;

                  (b) Certificate Regarding Conditions. The certificate required by Section 7.2(f);

                  (c) Bill of Sale and Assignment and Assumption Agreement. The Bill of Sale, Assignment and Assumption Agreement referred to in
         Section 5.2(c), duly executed by Buyer;

                  (d) Convertible Note. The Convertible Note, duly executed by Buyer;

                  (e) Good Standing Certificate. A good standing certificate for Buyer from the Secretary of State of the State of Delaware, dated not more than 10 days prior to the Closing Date;

                  (f) Incumbency Certificate. An incumbency Certificate of the officers of Buyer;

                  (g) Opinion of Counsel for Buyer. The opinion of Greenberg Glusker Fields Claman & Machtinger LLP, counsel for Buyer, dated the Closing Date, in form and substance reasonably acceptable to Seller;

                  (h) Registration Rights Agreement. The Registration Rights Agreement, duly executed by Buyer; and

                  (i) Such other documents as may be reasonably requested by Seller to effectuate the transactions contemplated by this Agreement.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

                  6.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that:

                  (a) Organization and Standing; Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has full corporate power and authority to own or lease, as applicable, the Acquired Assets, to carry on the Business as now being conducted, and, subject to the Bankruptcy Court approvals contemplated by Sections 7.1(a) and
         (b), to make and perform this Agreement and, to the extent it is a party thereto, the other agreements and instruments to be delivered at the Closing pursuant to Section 5.2 (collectively, the "Seller
         Agreements") and to consummate the transactions contemplated by this Agreement and the Seller Agreements. Seller is the only business enterprise, firm or corporation through which the Business is conducted. Seller is qualified to do business and is in good standing in the State of California and each other jurisdiction in which the failure to so qualify as a foreign corporation would have a Seller Material Adverse Effect. This Agreement and the Seller Agreements have been, or upon execution and delivery thereof will be, duly executed and delivered by Seller. This Agreement and the Seller Agreements have been duly authorized by all necessary corporate action of Seller, and when executed and upon approval by the Bankruptcy Court as contemplated by Sections 7.1(a) and (b), shall constitute the valid and binding obligations of Seller, enforceable in accordance with their respective terms.

                  (b) Title to the Acquired Assets, Etc. Seller has a valid and subsisting leasehold estate in, and the right to quiet enjoyment of, the real property subject to the Leases. Seller has good and defensible title to each of the Acquired Assets, and the Acquired Assets are, or as of the Closing will be, free and clear of all Liens and Claims other than (i) current real estate taxes or governmental charges or levies referred to in Section 4.3(iii) which are not yet due and payable, (ii) Liens, if any, created by Buyer, (iii) Liens relating exclusively to the Assumed Liabilities and (iv) Liens disclosed on Schedule 6.1(b) attached hereto. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement, together with the Sale Order, will vest good and defensible title to the Acquired Assets in Buyer, free and clear of any and all Liens and Claims other than the Liens and Claims referred to in clauses (i) through (iv) above (the "Permitted Liens"). The Acquired Assets constitute all of the property and assets of Seller used or held for use in the Business and are adequate for the conduct of the Business as presently conducted by the Seller.

                  (c) Assumed Contracts.  Set forth on Schedule 6.1(c) is a list of all Leases, contracts and agreements of Seller that are material to the conduct of the Business or to the use or ownership of the Acquired Assets. The Assumed Contracts, as made available to Buyer for inspection prior to execution of this Agreement, have not been amended, modified, terminated or rejected pursuant to Section 365 of the Bankruptcy Code except as indicated on Schedules 2.1(a) and 2.1(k). Seller has not received any notice of the intention of any party to terminate any Assumed Contract except as set forth in Schedule 6.1(c).

                  (d) Receivables. All accounts, notes receivable and other receivables reflected on Schedule 6.1(d) are, and all accounts and notes receivable arising from or otherwise relating to the Business at the Closing Date will be, valid, genuine and legal, subject to normal and customary trade discounts, less any reserves for doubtful accounts specified on Schedule 6.1(d). Except for receivables that are not material, individually or in the aggregate, all accounts, notes receivable and other receivables arising out of or relating to the Business on the date hereof have been included in Schedule 6.1(d), and all accounts, notes receivable and other receivables arising out of or relating to the Business as of the Closing Date will be added to
         Schedule 6.1(d) as of the Closing Date.

                  (e) Regulatory Compliance. Except as set forth on Schedule 6.1(e) attached hereto, Seller, with respect to the conduct of the Business and the maintenance of the Acquired Assets, is currently in compliance in all material respects with all applicable laws, and all applicable regulations and orders of any Governmental Authority (including, without limitation, immigration and naturalization, anti-discrimination, civil rights, occupational health and safety regulations and Environmental Laws). Except as set forth on Schedule 6.1(e) attached hereto, Seller, with respect to the Business, is not in default under, and no event has occurred which, with the lapse of time or action by a third party, is reasonably likely to result in default under, the terms of any judgment, decree, order or writ of any Governmental Authority, whether at law or in equity, as to which Seller has received notice.

                  (f) Brokers, Finders and Agents. Seller is not directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

                  (g)  Intellectual  Property.  Schedule  2.1(i) attached hereto sets forth a complete and correct list (with an indication of the record owner and identifying number, if any) of all the Intellectual Property Rights. Except as set forth on Schedule 2.1(i), none of the Intellectual Property Rights have expired or terminated, or are expected to expire or terminate in the near future. Except for Intellectual Property Rights arising under licenses granted to Seller by third parties, as to which Seller makes no representations or warranties, none of the Intellectual Property Rights infringes on any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others. Except for Intellectual Property Rights arising under licenses granted to Seller by third parties, as to which Seller makes no representations or warranties, Seller does not have any knowledge of any development of similar or identical trade secrets or technical information by others. Except for Intellectual Property Rights arising under licenses granted to Seller by third parties, as to which Seller makes no representations or warranties, Seller does not have any knowledge of any event, fact or circumstance relating to any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by Seller. There is no claim, action or proceeding being made or brought against, or to Seller's knowledge, being threatened against, Seller regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others; and Seller is unaware of any facts or circumstances which might give rise to any of the foregoing. Except for Intellectual Property Rights arising under licenses granted to Seller by third parties, as to which Seller makes no representations or warranties, and except as indicated on Schedule 2.1(i), Seller, as shown on Schedule 2.1(i), is the sole owner or has the right to use, free and clear of any payment or other Lien, all such Intellectual Property Rights. Except as indicated on Schedule 2.1(i), no such Intellectual Property Rights (or any applications for or extensions or reissuances of any of the foregoing) are owned otherwise than by Seller.

                  (h) Permits. Schedule 2.1(l) sets forth a complete and correct list of all of Seller's Permits. The Permits constitute all permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct the Business and Seller has not received any notice of proceedings relating to the revocation or modification of any such Transferred Permit. To the best of Seller's knowledge, no condition, event, occurrence or omission exists that would cause the revocation or modification of any Transferred Permit, except where such revocation or modification would not have a material adverse effect on the consummation of the transactions contemplated hereby or on the use by the Buyer of the Acquired Assets after the Closing Date.

                  (i) Labor Matters. Seller is not a party to any currently effective collective bargaining or other labor union contract with respect to the Business. Except as set forth on Schedule 6.1(i)
         attached hereto, there are presently no unfair labor practice complaints or other labor controversies pending against Seller with respect to the Business, or any strikes, slowdowns, work stoppages, lockouts or, to Seller's knowledge, threats thereof, by or with respect to any Employees of Seller. To Seller's knowledge, there are no union representation questions involving persons employed by Seller or any current activities or proceedings of any labor union (or representatives thereof) to organize any unorganized Employees of Seller.

                  (j) Environmental and Safety  Compliance.  Except as set forth on Schedule 6.1(j), (i) no Hazardous Materials have been released, disposed or discharged on, beneath or about the Seller's place of business, (ii) Seller is and has been at all times in compliance with all, and has no liability under applicable Environmental Laws, and
         (iii) Seller has not received written notice from any Governmental Authority that the operation of, or any of the conditions on, the Seller's place of business, violates or has violated or could subject Seller to liabilities, including response costs, under any Environmental Law. As used herein, the term "Hazardous Materials" means any hazardous, toxic or dangerous waste or material, including, without limitation, any chemical, substance, material, waste or combination thereof hazardous to human health or safety or to the environment and regulated by any Environmental Law. As used herein, the term "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., and any amendments thereto; the Resource and Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq.; and any other similar federal, state or local statute, regulation, ordinance, order, permit, decree, license, or any other law, requirement, common law theory or reported decision of any state or federal court or other Governmental Authority, as now or at any time hereafter in effect, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material. There has been no environmental investigation, study, audit, test, review or other analysis of which the Seller has knowledge in relation to any Acquired Assets or beneath or about Seller's place of business which have not been delivered to Buyer at least two days prior to the date hereof.

                  (k) Underground Storage Tanks. Except as set forth on Schedule 6.1(k), there are no Underground Storage Tanks (as defined below) located upon and/or serving the premises subject to the Leases. "Underground Storage Tank" for the purposes of this Agreement shall mean any one or combination of tanks, including appurtenant pipes, lines, fixtures and other related equipment, used to contain an accumulation of hazardous substances, the volume of which, including the volume of the appurtenant pipes, lines, fixtures and other related equipment, is ten percent (10%) or more below the ground.

                  (l) Approvals. Other than (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (ii) as specifically contemplated by this Agreement, and (iii) the Bankruptcy Court orders contemplated by Sections 7.1(a) and (b), no consents, novations, approvals, filings, authorizations or other requirements prescribed by any law, rule, regulation, agreement or Permit must be obtained or satisfied by Seller for the execution, delivery or performance of this Agreement and the
         Seller Agreements and for the consummation of the transactions contemplated by this Agreement and the Seller Agreements.

                  (m) Books and Records. The books and records of Seller maintained in connection with the Business (including, without limitation, the Records) accurately record all transactions relating to the Business except to the extent that the failure to so record would not have a material adverse effect on the Business as acquired by Buyer, and such books and records have been maintained consistent with good business practices.

                  (n) Copies of Documents. Seller has made available to or delivered at the request of Buyer true, correct and complete copies of all contracts, leases, agreements and other documents listed in the Schedules to this Agreement, and all modifications and amendments thereto.

                  (o) Investment Purpose. Seller (i) is acquiring the Convertible Note and (ii) upon conversion of the Convertible Note will acquire the Conversion Shares then issuable for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933 Act"); provided, however, that by making the representations herein, Seller does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  (p) Accredited Investor Status. Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D as promulgated by the SEC under the 1933 Act.

                  (q) Reliance on Exemptions. Seller understands that the Convertible Note is being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Buyer is relying in part upon the truth and accuracy of, and Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Convertible Note.

                  (r) No Governmental Review. Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the issuance of the Securities.

                  (s) Transfer or Resale. Seller understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and
         (iii) neither Buyer nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (t) Legends. Seller understands that the certificates or other instruments representing the Convertible Note and the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates):

         [NEITHER THIS NOTE NOR THE] [THESE] SHARES OF THE ISSUER'S COMMON STOCK [ISSUABLE UPON CONVERSION HEREOF] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. [THIS NOTE HAS BEEN (AND ANY SUCH SHARES WILL BE)] [THESE SHARES HAVE BEEN] ACQUIRED FOR THE ACCOUNT OF THE SELLER AND NOT WITH A VIEW TOWARDS, OR FOR RESALE IN CONNECTION WITH, A PUBLIC OFFERING AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR [THIS NOTE OR] SUCH SHARES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

                  The legend set forth above shall be removed and Buyer shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if (i) upon a resale, any such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, upon advice of Buyer's counsel, such sale, assignment or transfer of any of the Securities may be made without registration under the 1933 Act, or (iii) any of the Securities can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Seller acknowledges, covenants and agrees to sell any of the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) a sale that is exempt from registration required by
         Section 5 of the 1933 Act. In the event the above legend is removed from any of the Securities, Buyer may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                  (u) No Material Misstatements. No information provided by or on behalf of Seller to Buyer contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

                  (v) Litigation. Except as set forth on Schedule 6.1(v) attached hereto, there is no action, suit, or investigation or proceeding pending against, or, to the best of Seller's knowledge, threatened against or affecting, the Business or any Acquired Asset before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely to Seller, could reasonably be expected to have a material adverse effect on the Business as acquired by the Buyer or materially impair the Buyer's use of the Acquired Assets or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                  (w) Conflicts; Defaults. Neither the execution and delivery of this Agreement or the Seller Agreements by Seller, nor, after giving effect to the Sale Order, the performance of its obligations hereunder and thereunder or the transactions contemplated hereby or thereby, will
         (i) conflict with or result in a violation of the certificate of incorporation or by-laws of Seller or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, security agreement, mortgage, lease or other contract or instrument to which Seller is a party, or result in a violation of any law, rule, regulation, order, judgment writ, injunction or decree applicable to Seller or by which any property or asset of Seller is bound or affected. After giving effect to the Sale Order, Seller is not subject to any violation of any term of or in default under its certificate of incorporation or by-laws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, law, rule, regulation, writ, injunction, decree or order or any statute, rule or regulation of any Governmental Authority applicable to Seller that would have a material adverse effect on the consummation of the transactions contemplated hereby or on the use by the Buyer of the Acquired Assets after the Closing Date.

                  (x) Insurance. For all periods prior to the Closing Date, Seller is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which Seller is engaged. To the extent that any such insurance would otherwise expire prior to the Closing Date, Seller has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business, properties or operations of Seller and its subsidiaries, taken as a whole.

                  6.2 Representations and Warranties of Buyer. Buyer represents and warrants, as to itself and its subsidiaries, to Seller that:

                  (a) Organization and Standing; Corporate Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own or lease its assets, as applicable, to conduct its business operations, to make and perform this Agreement, the Registration Rights Agreement and the other agreements and instruments to be delivered at the Closing pursuant to
         Section 5.3 (collectively, the "Buyer Agreements") and to consummate the transactions contemplated hereby and thereby. The Buyer is qualified to do business and in good standing under the laws of the State of California, and in all other states where the failure to so qualify would have a Buyer Material Adverse Effect. This Agreement and the Buyer Agreements have been, or upon execution and delivery thereof will be, duly executed and delivered by Buyer. This Agreement, the Buyer Agreements and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Buyer and when executed and effective shall constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to applicable laws affecting creditors' rights generally and as to enforcement, to general principles of equity, regardless of whether applied in proceedings at law or in equity.

                  (b) Conflicts; Defaults. Neither the execution and delivery of this Agreement or the Buyer Agreements by Buyer, nor the performance of its obligations hereunder and thereunder or the transactions contemplated hereby or thereby, will (i) conflict with or result in a violation of the certificate of incorporation or by-laws of Buyer or
         (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, security agreement, mortgage, lease or other contract or instrument to which Buyer is a party, or result in a violation of any law, rule, regulation, order, judgment writ, injunction or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to Buyer or by which any property or asset of Buyer is bound or affected. Buyer is not subject to any Buyer Material Adverse Effect as a result of a violation of any term of or in default under its certificate of incorporation or by-laws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, law, rule, regulation, writ, injunction, decree or order or any statute, rule or regulation of any Governmental Authority applicable to Buyer. Other than in connection, or in compliance, with the provisions of the HSR Act, and except as specifically contemplated by this Agreement and as required under the 1933 Act (including, without limitation, as provided in the Registration Rights Agreement), no consents, novations, approvals, filings, authorizations or other requirements prescribed by any law, rule, regulation, agreement or permit must be obtained or satisfied by Buyer in order for it to
         execute,   deliver  or  perform  any  of  its   obligations   under  or
         contemplated by this Agreement, the Registration Rights Agreement or the Convertible Note or for the consummation of the transactions contemplated hereby or thereby.

                  (c) Issuance of Convertible Note. The Convertible Note is duly authorized and, upon issuance in accordance with the terms hereof, shall be the legal, valid and binding obligation of the Buyer, subject to bankruptcy, insolvency or similar laws affecting creditor rights generally. The number of shares of Common Stock necessary to provide for the issuance of the Conversion Shares in accordance with the terms of this Agreement and the Convertible Note have been duly authorized and reserved for issuance upon conversion of the Convertible Note. Upon conversion in accordance with the Convertible Note, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, Liens, Claims, and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                  (d) SEC Documents; Financial Statements. Since December 31, 1996, Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. No other information provided by or on behalf of Buyer to Seller or otherwise set forth in this Agreement which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

                  (e) No Integrated Offering. Neither the Buyer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act or cause the issuance of the Securities to be integrated with prior offerings by Buyer for purposes of the 1933 Act or any applicable stockholder approval provisions.

                  (f) Brokers, Finders and Agents. Buyer is not directly or indirectly obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

                  (g) Litigation. There is no action, suit, Claim, proceeding, inquiry or investigation before or by any court, public board, Governmental Authority, self-regulatory organization or body pending or, to the knowledge of Buyer, threatened against or affecting Buyer or its officers, or the Common Stock, wherein an unfavorable decision, ruling or finding would have a Buyer Material Adverse Effect.

                  (h) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of July 24, 1998, 40,674,018 shares were issued and outstanding, and 20,000,000 shares of convertible preferred stock, of which as of the date hereof, 364,000 shares of convertible preferred stock were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 6.2(h), no shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Buyer. Except as disclosed in Schedule 6.2(h), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Buyer, or contracts, commitments, understandings or arrangements by which Buyer is or may become bound to issue additional shares of capital stock of Buyer or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Buyer and (ii) there are no outstanding debt securities. Except as disclosed in
         Schedule 6.2(h), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. Buyer has furnished to Seller true and correct copies of Buyer's certificate of incorporation, as amended and as in effect on the date hereof, and Buyer's by-laws, as in effect on the date hereof, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  (i) Absence of Certain Changes. As of the Closing Date, except as expressly set forth in Schedule 6.2(i), since December 31, 1997, there has been no event, occurrence, or omission that has resulted in or could reasonably be expected to result in a Buyer Material Adverse Effect. Buyer has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or other law, statute or judicial or other proceeding providing for the relief of debtors, nor does Buyer have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  (j) Title. Buyer has good and defensible title to all real property and good and marketable title to all personal property owned by it which is material to the business of Buyer free and clear of all Liens, Claims, encumbrances and defects except such as are described in
         Schedule 6.2(j) or such as do not materially affect the value of such property. Any real property and facilities held under lease by Buyer are held under valid, subsisting and enforceable leases with such exceptions as are not material.

                  (k) Insurance. Buyer is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which Buyer is engaged. Buyer has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and
         adversely  affect  the  condition,   financial  or  otherwise,  or  the
         earnings, business, properties or operations of Buyer and its subsidiaries, taken as a whole.

                  (l) Permits. Buyer possesses all Permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and Buyer has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. To the best of Buyer's knowledge, no condition, event, occurrence or omission exists that would cause the revocation or modification of any such Permit, except where such revocation or modification would not have a Buyer Material Adverse Effect.


                       ARTICLE VII. CONDITIONS TO CLOSING

                  7.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer, in whole or in part, in its sole discretion:

                  (a) Sale Procedures Order. The Bankruptcy Court shall have entered an order, substantially in the form attached hereto as Exhibit C (or as otherwise reasonably satisfactory to Buyer) ("Sale Procedures Order"), which (i) will be in full force and effect, and (ii) will not have been reversed, modified, amended or stayed in any respect.

                  (b) Sale Order. The Bankruptcy Court shall have entered an order, in form and substance satisfactory to Buyer (the "Sale Order"), which (i) will be in full force and effect on the Closing Date and (ii) will not have been reversed, modified, amended or stayed in any respect without the prior written consent of Buyer.

                  (c) Representations and Warranties. Each of the representations and warranties of Seller made in Sections 6.1 and 13.14 of this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Seller Material Adverse Effect, shall be true and correct both on the date hereof and as of the Closing Date as though made again at such time with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect.

                  (d) Covenants. Seller shall have performed and complied with all covenants and agreements, disregarding all qualifications and exceptions contained therein relating to materiality or Seller Material Adverse Effect, required to be performed or complied with by it, at or prior to the Closing Date, with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect.

                  (e) Material Adverse Effect. The absence of any Seller Material Adverse Effect.

                  (f) No Injunction. No judgment, order or decree shall have been entered by any Governmental Authority which has the effect of enjoining or prohibiting the consummation of the transactions contemplated by this Agreement or the Seller Agreements.

                  (g) Certificate of Seller. At the Closing, Seller shall have delivered to Buyer a certificate signed by the chief executive officer and chief financial officer of Seller, and dated the Closing Date, to the effect that to the best of the knowledge and belief of such officers the conditions specified in Sections 7.1(c), (d), (e) and (f) have been fulfilled.

                  (h) Hart-Scott-Rodino. In connection with the HSR Act, the waiting period specified in Section 363(b) of the Bankruptcy Code, including any extensions thereof, shall have expired or otherwise terminated.

                  (i) Berkeley Leases. Seller shall have entered into a lease with respect to each of the properties listed on Schedule 7.1(i) for a term of at least one year from the date hereof.

                  (j) Leases. Seller shall not have rejected any lease with respect to the properties and term listed on Schedule 7.1(j). Seller shall have entered into a sublease with Buyer for such properties with substantially similar terms as the underlying leases.

                  (k) Other Documents. Seller shall have delivered the agreements, certificates and other documents required by Sections 5.2, and such other documents as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

                  7.2 Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions provided for by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller, in whole or in part, in its sole discretion:

                  (a) Sale Procedures Order. The Bankruptcy Court shall have entered the Sale Procedures Order.

                  (b) Sale Order. The Bankruptcy Court shall have entered the Sale Order which (i) will be in full force and effect and (ii) will not have been reversed, modified, amended or stayed in any respect without the prior written consent of Seller.

                  (c) Representations and Warranties. Each of the representations and warranties of Buyer made in Sections 6.2 and 13.14 of this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Buyer Material Adverse Effect, shall be true and correct both on the date hereof and as of the Closing Date as though made again at such time with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect.

                  (d) Covenants. Buyer shall have performed and complied with all covenants and agreements, disregarding all qualifications and exceptions contained therein relating to materiality or Buyer Material Adverse Effect, required to be performed or complied with by it, at or prior to the Closing Date, with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect.

                  (e) No Injunction. No judgment, order or decree shall have been entered by any Governmental Authority which has the affect of enjoining or prohibiting the consummation of the transactions contemplated by this Agreement or the Buyer Agreements.

                  (f) Certificate of Buyer. At the Closing, Buyer shall have delivered to Seller a Certificate signed by the chief executive officer and chief financial officer of Buyer, and dated the Closing Date, to the effect that to the best of the knowledge of such officers the conditions specified in Section 7.2(c), (d) and (e) have been fulfilled.

                  (g) Hart-Scott-Rodino. In connection with the HSR Act, the waiting period specified in Section 363(b) of the Bankruptcy Code, including any extensions thereof, shall have expired or otherwise terminated.

                  (h) Other Documents. Buyer shall have delivered the agreements, certificates and other documents required by Section 5.3, and such other documents as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.


                        ARTICLE VIII. COVENANTS OF SELLER

                  8.1      Bankruptcy Court Matters.

                  (a) Sale Procedures Order; Sale Order. Seller shall file with the Bankruptcy Court (i) as soon as is reasonably practicable after the date hereof but in no event later than September 18, 1998, a motion or motions seeking the entry by the Bankruptcy Court of the Sale Procedures Order, and (ii) within three Business Days after the entry of the Sale Procedures Order (unless otherwise stayed), a motion or motions seeking entry by the Bankruptcy Court of the Sale Order, each such motion in a form reasonably satisfactory to Buyer. Notice of both such motions shall be given in a manner satisfactory to Buyer, and in any event in compliance with the Bankruptcy Code and the applicable rules thereunder. After such filing(s), Seller shall use its reasonable efforts to obtain entry by the Bankruptcy Court of the Sale Procedures Order and, subject to the terms and conditions of the Sale Procedure Order, Sale Order.

                  (b) Objections. In the event any objections are made to the motion or motions for entry of the Sale Procedures Order and/or the Sale Order, Seller shall promptly notify Buyer of such objections and shall supply copies of such objections and Seller's responses thereto to Buyer.

                  (c) Appeals. In the event an appeal is taken from the Sale Procedures Order or Sale Order, Seller shall promptly notify Buyer of such appeal and shall as soon as possible but in any event within three business days provide Buyer with a copy of the related notice of appeal. Seller shall also provide Buyer with written notice of any motions or applications filed in connection with any appeal from the Sale Procedures Order or Sale Order.

                  (d) Compliance with Orders. Seller shall comply in all respects with the Sale Procedures Order and the Sale Order.

                  8.2 Termination Fee. Subject to the approval of the Bankruptcy Court pursuant to the Sale Procedures Order, in consideration for Buyer's efforts and expenses incurred under this Agreement, Buyer shall be entitled to receive from Seller a termination fee equal to $500,000 (the "Termination Fee"), in the event that a Person other than Buyer is the successful bidder and the Bankruptcy Court approves a sale of the Acquired Assets to such Person. The Termination Fee shall be payable immediately after the closing of the sale to the Winning Bidder (as defined in the Sale Procedures Order) or after any deposit made by such Winning Bidder is forfeited to the Seller, whichever is earlier, and shall be payable solely from the consideration received by the Seller.

                  8.3 Conduct of Business. Except as disclosed to and agreed to by Buyer, during the period from the date hereof through the Closing Date, other than in connection with the pursuit or defense, in a manner that does not have a material adverse effect on the Business or the Acquired Assets, of Claims in the Chapter 11 Case and related proceedings, Seller will (i) conduct and operate the Business and the Acquired Assets (including, without limitation, the collection of Accounts Receivable) in the ordinary and normal course (including, without limitation, using its best efforts to preserve the beneficial relationships between Seller and its vendors, agents, lessors, suppliers, employees and customers), (ii) continue in force all insurance policies covering the Acquired Assets and the Business and (iii) continue normal maintenance, marketing, advertising, distribution and promotional expenditures in connection with the Business. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement or unless Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld, during the period from the date hereof through the Closing Date, Seller shall not:

                  (a) Sale of Assets. Sell, transfer, lease, license or otherwise dispose of or agree to sell, transfer, lease, license or otherwise dispose of any Acquired Assets, or permanently remove any of the Acquired Assets from the Seller's places of business, except Inventory sold or used or receivables collected in the ordinary and normal course of operating the Business and consistent with the representations, warranties, covenants, obligations and agreements set forth in this Agreement;

                  (b) Commitments. Enter into any other agreements, commitments, contracts or undertakings, except agreements, commitments, contracts or understandings made in the ordinary and normal course of operating the Business consistent with the representations and warranties of Seller contained in this Agreement;

                  (c) Contract Rights, Etc. Reject under Section 365 of the Bankruptcy Code, voluntarily waive or release any of its material rights under, materially amend or otherwise materially modify any Assumed Contracts, Intellectual Property Rights or Transferred Permits;

                  (d) Encumbrances. Encumber or grant or create a Lien on any of the Acquired Assets, other than Permitted Liens or any other Lien that by its terms expires prior to the Closing; or

                  (e) Representations and Warranties. Take any actions the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties contained in
         Section 6.1 to fail to be true and correct as of the Closing as though made at and as of the Closing Date.

                  8.4      Access; Information; Permits.

                  (a)  Access.  From the date hereof  through the Closing  Date,
         Buyer and Buyer's counsel, accountants, representatives, lenders and agents (including, without limitation, Buyer's environmental consultants, contractors and engineers) shall have reasonable access during normal business hours upon reasonable advance notice to all personnel, offices, properties, books and records of Seller relating to the Business and shall be furnished all information concerning the business, finances, affairs and properties of Seller relating to the Business, the Acquired Assets and the Assumed Liabilities as they may reasonably request; provided, however, that Buyer shall not be given access to, or provided with, Seller's formulas, production methods, know-how and technical expertise relating to the testing services, or any other information the disclosure of which would violate any applicable law, contract, Permit or license of Seller, which shall be provided to Buyer at the Closing.

                  (b) Current  Information.  The Seller will promptly (i) during the period from the date hereof to the Closing, furnish or make available to Buyer copies of Seller's management packages and all operating reports and monthly, quarterly and interim financial statements relating to the Business and otherwise prepared by Seller (including any reports furnished to Seller's creditors), (ii) furnish to Buyer copies of any and all Bankruptcy Court filings made or received by the Seller in connection with the Chapter 11 Case and (iii) notify Buyer of the receipt of any notice from any Governmental Authority or third party alleging Seller is liable or responsible for costs associated with the response to cleanup, stabilization or neutralization of any environmental deficiency or that Seller is in violation of any Environmental Law. On the first Business Day of each week during the period from and after the date hereof to the Closing Date, on a rolling two week basis, Seller will provide to Buyer a written report (the "Seller Accession Report") detailing the aggregate number of Seller's Accessions during such two week period and the number of Seller's Accessions on each day of such two week period, together with a calculation of the Average Daily Accession, Accession Reduction and the Accession Reduction Percentage during such two week period, and Buyer shall, on the first Business Day of each week during the period from and after the date hereof to the Closing Date, on a rolling two week basis, provide to the Seller a written report (the "Buyer Accession Report") detailing the Average Daily Unilab Accessions.

                  (c) Permits. If the Transferred Permits cannot be transferred by the Seller to the Buyer without the approval of or other action by a Governmental Authority, Seller shall file such notices and applications as Buyer shall reasonably request to effectuate the transfer of the Transferred Permits to, or reissuance of the Transferred Permits in the name of, the Buyer and shall otherwise cooperate with the Buyer to secure such transfer or reissuance.

                  8.5 Closing. Seller shall use its commercially reasonable efforts to cause the conditions set forth in Section 7.1 to be satisfied by the Closing Date.

                  8.6 Confidentiality. Subject to the requirements of applicable law and Seller's disclosure obligations to the Bankruptcy Court, its creditors and other parties in interest, Seller (a) will continue to abide by the terms of that certain letter agreement regarding confidentiality between Buyer and Seller dated January 28, 1998, which shall remain in full force and effect in accordance with and subject to its terms, (b) will, and will cause its officers, employees, representatives, consultants, advisors or agents, to hold in confidence all information which remains in the possession of Seller or its Affiliates concerning the Business and the Acquired Assets and (c) will not release or disclose any such information to any Person other than Buyer and its authorized representatives; provided that Seller shall be permitted to disclose such information in response to any order or request of any court, administrative or governmental body, and compulsory process binding upon Seller or otherwise as required by law but only after first informing Buyer of any such obligation, to the extent practicable, and providing Buyer with a reasonable opportunity to protect against such disclosure.

                  8.7 Inventories. Prior to the Closing, Seller shall maintain levels of all Inventory at levels consistent with current practice in the ordinary and normal course of business of the Business.

                  8.8 No Shopping or Disclosure. From the date hereof through and until the earlier of termination of this Agreement pursuant to Article XII or the Closing, (a) Seller shall not and shall use its best efforts to cause its officers, employees, representatives, consultants, advisors (including, without limitation, Seller's financial advisors), affiliates or agents to not, directly or indirectly, solicit, initiate or encourage any inquiries, proposals or offers from any Person relating to any acquisition, directly or indirectly, of the Acquired Assets or the Business, or any securities of, or any merger, consolidation or business combination with, Seller, except in accordance with the Sale Procedures Order and (b) if Seller shall receive any offer or proposal for any of the Acquired Assets, or other written proposal or offer of the type described above, Seller shall promptly provide Buyer with written notification of such offer or proposal, which notification shall include the terms and conditions of such offer or proposal and any other information relevant thereto, including any written or other materials available to Seller in connection therewith.

                  8.9 HSR Act. The Seller shall timely and promptly make all filings which are required under the HSR Act. The Seller shall furnish to the Buyer such necessary information and reasonable assistance as the Buyer may reasonably request in connection with the Buyer's preparation of any filings necessary under the provisions of the HSR Act. The Seller shall supply the Buyer with copies of, and Buyer shall have the right to review and comment on the form and substance of, all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Seller or its counsel, on the one hand, and the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or any other foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                  8.10 Tail Insurance. Seller shall obtain and keep in full force and effect tail insurance that complies with the representation contained in Section 6.1(x) for the benefit of Buyer covering errors and omissions including, without limitation, malpractice claims, directors and officers insurance and other professional claims, relating to the conduct by Seller of the Business prior to the Closing.

                  8.11 Audited Financial Statements. The Seller shall deliver, as soon as is practicable and in any event within 60 days after the Closing Date, financial statements for its three fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, audited by independent certified public accountants, and unaudited financial statements for the nine month periods ended September 30, 1997 and September 30, 1998.


                         ARTICLE IX. COVENANTS OF BUYER

                  Buyer hereby covenants and agrees that:

                  9.1 Representations and Warranties. Buyer will not take any actions the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties contained in Section 6.2 to fail to be true and correct in any material respect as of the Closing as though made at and as of the Closing Date.

                  9.2 Confidentiality. Subject to the requirements of applicable law, Buyer will continue to abide by the terms of that certain letter agreement regarding confidentiality between Buyer and Seller dated January 28, 1998, which shall remain in full force and effect in accordance with and subject to its terms, and will, and will cause its officers, employees, representatives, consultants, advisors and agents to, hold in strict confidence all information concerning the Seller which remains in possession of Buyer or its Affiliates, the Business and the Employees; provided that any of the foregoing shall not apply after the Closing with respect to any such documents and information relating exclusively to the Acquired Assets and Assumed Liabilities, and provided further that Buyer shall be permitted to disclose such information in response to any order or request of any court, administrative or governmental body, and compulsory process binding upon Buyer or otherwise as required by law but only after first informing Seller of any such obligation, to the extent practicable, and providing Seller with a reasonable opportunity to protect against such disclosure.

                  9.3 Closing. Buyer will use its commercially reasonable efforts to cause the conditions set forth in Section 7.2 to be satisfied by the Closing Date.

                  9.4 Reservation of Shares. Buyer shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon conversion of the Convertible
Note in accordance with the terms thereof.

                  9.5 Financial Information. Buyer agrees to send the following to Seller during the period that Seller holds the Convertible Note: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by Buyer; and (iii) copies of any notices and other information made available or given to the stockholders of Buyer generally, contemporaneously with the making available or giving thereof to the stockholders.

                  9.6 Default in Cash Payment. In the event that Buyer fails to pay as and when due any installment of the Cash Payment pursuant to Section
4.1(b) and such failure shall remain unremedied for five Business Days after receipt of written notice from the Seller, interest shall accrue on such defaulted amount at the rate of 15% per annum from the date such payment was due to the date paid.

                  9.7 HSR Act. The Buyer shall timely and promptly make all filings which are required under the HSR Act. The Buyer shall furnish to the Seller such necessary information and reasonable assistance as the Seller may reasonably request in connection with Seller's preparation of any filings necessary under the provisions of the HSR Act. The Buyer shall supply the Seller with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Buyer or its counsel, on the one hand, and the FTC, the Antitrust Division or any other foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.


                     ARTICLE X. CERTAIN ADDITIONAL COVENANTS

                  10.1 Expenses; Bulk Sales. Except as otherwise set forth in this Agreement, each party hereto will bear the legal, accounting and other expenses (including brokers' commissions or finders' fees and, in the case of Buyer, all HSR Act filing fees) incurred by such party in connection with this Agreement, and the other agreements and transactions contemplated hereby. The parties hereby waive compliance with the requirements of the bulk sales or bulk transfer laws of all applicable jurisdictions in connection with the sale of the Acquired Assets to Buyer.

                  10.2 Press Releases. Except as pursuant to Section 8.1, the parties agree that neither Seller nor Buyer nor their respective Affiliates shall issue or cause publication of any press release or other public announcement (including to customers and employees of Seller) or public communication with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prohibit any party in consultation with the other from issuing or causing publication of any press release, public announcement or public communication to the extent that such party, upon advice of counsel, reasonably deems such action to be required by law.

                  10.3     Employee Matters.

                  (a) Employee Benefits. Except as set forth in Section 3.2(d) hereof, the parties acknowledge that Buyer shall have no liability or obligation whatsoever with respect to Employee Liabilities, nor shall Buyer have any obligation to provide any employee benefits to any Employees other than to Retained Employees.

                  (b) Employment at Closing. Seller, acting as Buyer's agent, shall have given any and all notices required to be given under WARN in connection with the transactions contemplated by this Agreement as directed by Buyer. At the Closing, Buyer intends to offer employment to certain Employees of Seller in the Business, and on such terms and conditions (including length of employment) as Buyer may, in its sole discretion, determine (any such Employees who accept Buyer's offer of employment and actually commence employment with Buyer are referred to herein as "Retained Employees"), but Buyer shall not be under any obligation to hire any or all Employees or any particular Employees under this Agreement or for any other reason. Buyer shall not assume responsibility for any Retained Employee until such employee commences employment with Buyer. Prior to the Closing, upon reasonable prior notice to Seller, Buyer may communicate with any of the Employees currently employed in the Business.

                  (c) Employee Information. Subject to applicable legal restrictions, prior to the Closing, Seller shall provide to Buyer, in a timely manner, any applicable personnel records and information which Buyer may reasonably request with respect to any Employee of Seller. Seller shall not in any way participate in Buyer's decision to hire or not to hire any Employee of Seller. Buyer shall provide to any Retained Employee Forms W-2, Wage and Tax Statement, for the calendar year ending December 31, 1998 setting forth the wages paid and taxes withheld with respect to such Employees by the Seller and Buyer as predecessor and successor employers, respectively, as provided by
         Section 5 of Revenue Procedure 84-77.

                  10.4 Customer List. Within two Business Days after the date that the Bankruptcy Court enters the Sale Procedures Order, and provided that the Buyer has executed an Agreement Not To Solicit in the form of Exhibit D hereto, Seller shall provide Buyer with the Customer List.

                  10.5 Further Assurances. From time to time after the Closing, at Buyer's expense, Seller shall execute and deliver such documents and instruments of conveyance and transfer and take such other action as Buyer may reasonably request in order to consummate more effectively the purchase and sale of the Acquired Assets as contemplated hereby and the vesting in Buyer of title to the Acquired Assets as contemplated hereby. From time to time after the Closing, at Seller's expense, Buyer shall execute and deliver such documents and take such other action as Seller may reasonably request in order to consummate more effectively the purchase and sale of the Acquired Assets as contemplated hereby and the assumption by Buyer of the Assumed Liabilities.

                              ARTICLE XI. INDEMNITY

                  11.1 Indemnification by Buyer. (a) From and after the Closing, Buyer shall indemnify Seller and its Affiliates and hold them harmless from and against and in respect of any and all damages, Claims, losses, expenses, obligations and liabilities (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Damages") claimed or assessed against any of them as to which any of them may be subject in connection with (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer under this Agreement, (ii) the Assumed Liabilities or (iii) the Buyer's operation of the Business following the Closing. In the event Seller seeks to claim amounts under this Section 11.1(a), Seller shall give reasonable written notice to Buyer and shall not settle Claims for any such amounts without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                  (b) Buyer may, at its option, elect to assume exclusive control over any defense in respect of any and all damages, Claims, losses, expenses, obligations and liabilities claimed or assessed against Seller or any of its Affiliates in connection with the Assumed Liabilities. In the event that Buyer assumes exclusive control over any defense, Seller shall only be entitled to indemnification for any costs incurred prior to the date Buyer assumes such defense. Seller shall, in any event, cooperate in such defense.

                  11.2 Indemnification by Seller. (a) From and after the Closing, Seller shall indemnify Buyer and its Affiliates and hold them harmless from and against and in respect of any and all Damages claimed or assessed against any of them as to which any of them may be subject in connection with
(i) any misrepresentation or breach of warranty, covenant (other than Section 8.11) or agreement made or to be performed by Seller under this Agreement, including, without limitation all Damages arising out of or relating to any Environmental Law or (ii) the Retained Liabilities. In the event Buyer seeks to claim amounts under this Section 11.2(a), Buyer shall give reasonable written notice to Seller and shall not settle Claims for any such amounts without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                  (b) Buyer shall offset and recoup any amounts to which it is entitled under Section 11.2(a) first against the amounts otherwise payable by it pursuant to Section 4.1(b), the Buyer's obligations under such Section 4.1(b) being thereupon reduced and extinguished to such extent; Buyer shall not be entitled to offset or recoup against the Convertible Note any amounts to which it is entitled under Section 11.2(a) except to the extent that such amounts exceed the amounts otherwise payable by it pursuant to Section 4.1(b) after giving effect to any purchase price adjustment pursuant to Section 4.2. Buyer shall promptly notify Seller of any offset or recoupment taken pursuant to this
Section 11.2(b).


                            ARTICLE XII. TERMINATION

                  12.1   Termination.   This  Agreement  and  the   transactions
contemplated hereby may be terminated (constituting a "Termination" hereunder) at any time prior to the Closing:

                  (a) Mutual Consent. By mutual written consent of Seller and Buyer;

                  (b) Seller's Misrepresentation or Breach. By Buyer, if there has been a breach by Seller of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Seller, which breach results in a Seller Material Adverse Effect;

                  (c) Accession Termination Event. By Buyer, if no Termination of this Agreement has occurred for any other reason, the sale of the Acquired Assets to the Buyer pursuant to this Agreement has not been consummated by November 2, 1998, and an Accession Termination Event occurs;

                  (d) Buyer Misrepresentation or Breach. By Seller, if there has been a breach by Buyer of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Buyer, which breach results in a Buyer Material Adverse Effect;

                  (e) Failure to Consummate Sale. Automatically, if (i) after the hearing thereon, the Bankruptcy Court declines to approve either the Sale Procedures Order or the Sale Order or subsequent to such approval revokes the Sale Procedures Order or (ii) the Bankruptcy Court authorizes the sale by Seller of any of the Acquired Assets to a Person other than Buyer, or (iii) no Termination of this Agreement has occurred for any other reason and the sale of the Acquired Assets to Buyer pursuant to this Agreement has not been consummated within 90 days after the date of this Agreement.

                  12.2 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall thereafter become void and have no further force and effect and all further obligations of Seller and Buyer under this Agreement shall terminate without further liability of Seller or Buyer, except (a) for the obligations of Seller and Buyer under this Section
12.2 and Sections 8.2, 9.2 and 10.1 and (b) subject to this Section 12.2, that such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of or relieve any party from liability for, any breach of this Agreement prior to termination under Section 12.1.


                           ARTICLE XIII. MISCELLANEOUS

                  13.1 Survival. The representations and warranties made by Seller and Buyer in this Agreement shall survive the Closing with respect to their accuracy as of the Closing Date until one year after the Closing Date (except that the representations and warranties in Sections 6.1(j) and (k) shall survive until two years after the Closing Date), after which such representations and warranties shall terminate and expire. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

                  13.2 Amendments. This Agreement may be amended only by a writing executed by all of the parties hereto.

                  13.3 Matters Relating to Accounts Receivable, Etc. Following the Closing, Buyer may receive and open all mail and facsimile messages addressed to Seller and deal with the contents thereof in its discretion to the extent that such mail or facsimiles and the contents thereof relate to the Acquired Assets or Assumed Liabilities. Buyer agrees to deliver or cause to be delivered to Seller all other mail.

                  13.4 Entire Agreement. Except as provided in Section 8.6 with respect to that certain letter agreement regarding confidentiality between Buyer and Seller dated January 28, 1998, this Agreement and the other agreements expressly provided for herein set forth the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior contracts, agreements, arrangements, communications and discussions, representations and warranties, whether oral or written, between the parties.

                  13.5 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California without regard to conflict of laws principles.

                  13.6 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received, if personally delivered, (b) upon the fifth calendar day after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon being sent by telecopy, with confirmed answerback and (d) on the first business day after being sent by established overnight courier, to the parties at their respective addresses set forth below.

         To Seller:           Meris Laboratories, Inc.
                              1075 East Brokaw Road
                              San Jose, California  95131
                              Attn:  Philip A. Tremonti
                              Fax No.:  (408) 453-8093

         With a copy to:      Philip A. Tremonti
                              c/o PricewaterhouseCoopers
                              400 South Hope Street, 21st Floor
                              Los Angeles, California  90071-2889
                              Fax No.:  (213) 452-7910

         With a copy to:      Milbank, Tweed, Hadley & McCloy
                              601 South Figueroa Street, 30th Floor
                              Los Angeles, California  90017
                              Attn: Robert Jay Moore
                              Fax No.: (213) 629-5063

         With a copy to:      Madeleine, L.L.C.
                              c/o Cerberus Partners
                              450 Park Avenue, 28th Floor
                              New York, New York  10022
                              Attn:  Robert Davenport
                              Fax No.: (212) 891-1541

         With a copy to:      Schulte Roth & Zabel LLP
                              900 Third Avenue
                              New York, New York  10022
                              Attn.:  Mark A. Broude
                              Fax No.:  (212) 593-5955

         To Buyer:            Unilab Corporation
                              401 Hackensack Avenue
                              Hackensack, New Jersey  07601
                              Attn: Mark Bibi
                              Fax No.:  (201) 525-1331

         With a copy to:      Greenberg Glusker Fields Claman & Machtinger LLP
                              1900 Avenue of the Stars (Century City)
                              21st Floor
                              Los Angeles, California 90067
                              Attn:  Marc Cohen
                              Fax No.:  (310) 553-0687

         With a copy to:      Davis Polk & Wardwell
                              450 Lexington Avenue
                              New York, New York  10017
                              Attention: Donald S. Bernstein
                              Fax No.:  (212) 450-4800

Any party by written notice to the others given in accordance  with this Section
12.6 may change the address or the persons to whom notices or copies thereof shall be directed.

                  13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

                  13.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto (including any trustee appointed in respect of Seller under the Bankruptcy
Code), but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other party.

                  13.9 Waivers. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for herein, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for herein.

                  13.10 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than Buyer and Seller, any rights or remedies under or by reason of this Agreement.

                  13.11 Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes; provided, however, that Seller shall have the right to update and/or supplement any or all of the Schedules by providing Buyer with such updated and/or supplemented schedules not later than five days prior to the Closing Date. Buyer shall have the right to review the revised Schedules for a period of three days after receipt thereof. At any time within the three day time period Buyer shall have the right to terminate this Agreement by notice to Seller if the revised information would reasonably be likely to have a material adverse effect on the business of Buyer. This notice, if given, shall specify the information forming the basis for the decision to terminate. Seller shall have two days after receipt of the notice to review with Buyer the information forming the basis for the decisions and to attempt to agree on corrective measures, if any. If the parties cannot agree on corrective measures within such two day period, then this Agreement shall terminate. If the Agreement is not terminated as permitted by this Section, Buyer shall be deemed to have accepted such revisions, and the Schedules attached to this Agreement as of the date hereof shall be deemed to be superseded by the revised Schedules.

                  13.12 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

                  13.13 Effective Time. This Agreement shall become effective if and only if the Bankruptcy Court enters the Sale Procedures Order and approves the termination fees as contained therein.

                  13.14 Absence of Breach. As of the date hereof, the Buyer has no knowledge of any breach by Seller of any of its representations or warranties set forth in this Agreement or in any writing delivered by Seller, and the Seller has no knowledge of any breach by the Buyer of any of its representations or warranties set forth in this Agreement or in any writing delivered by the Buyer.

                  13.15. Access to Records. Buyer and Seller shall each permit the other party reasonable access to the Records and Retained Records, respectively, and shall permit the other party, at the requesting party's expense, to make copies of the Records and the Retained Records and to access any computer software or hardware containing, or permitting the processing of, such Records or Retained Records, respectively, on reasonable notice and during normal business hours. If Buyer or Seller wishes to destroy the Records or Retained Records, respectively, or any material portion thereof, it shall provide the other party with ten (10) days prior written notice and such other party shall have the option, at its expense and upon written notice within such ten (10) day period, to take possession of such Records or Retained Records, as the case may be, within fifteen (15) days of its receipt of the initial notice.

                  IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                MERIS LABORATORIES, INC., as debtor and
                                debtor-in-possession


                                By:
                                Name:
                                Title:


                                UNILAB CORPORATION


                                By:
                                Name:
                                Title: